EXECUTION COPY
                                                                --------------





                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                              WELLS FARGO & COMPANY


                                       and


                               NORWEST CORPORATION


                               --------------------



                            DATED AS OF JUNE 7, 1998


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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

                          AGREEMENT AND PLAN OF MERGER

                                    ARTICLE I

                                   THE MERGER

1.1    The Merger............................................................ 1
1.2    Effective Time........................................................ 2
1.3    Effects of the Merger................................................. 2
1.4    Conversion of Wells Fargo Common Stock; Wells Fargo Preferred Stock... 2
1.5    Norwest Capital Stock................................................. 4
1.6    Options............................................................... 4
1.7    Certificate of Incorporation.......................................... 5
1.8    By-Laws............................................................... 6
1.9    Tax and Accounting Consequences....................................... 6
1.10   Management............................................................ 6
1.11   Board of Directors.................................................... 6
1.12   Headquarters of Surviving Corporation................................. 6

                                   ARTICLE II

                               EXCHANGE OF SHARES

2.1    Norwest to Make Shares Available...................................... 7
2.2    Exchange of Shares.................................................... 7

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NORWEST

3.1    Corporate Organization...............................................  9
3.2    Capitalization....................................................... 10
3.3    Authority; No Violation.............................................. 12
3.4    Consents and Approvals............................................... 13
3.5    Reports.............................................................. 14
3.6    Financial Statements................................................. 15
3.7    Broker's Fees........................................................ 16
3.8    Absence of Certain Changes or Events................................. 16
3.9    Legal Proceedings.................................................... 16
3.10   Taxes and Tax Returns................................................ 17
3.11   Employees............................................................ 18
3.12   SEC Reports.......................................................... 20
3.13   Compliance with Applicable Law....................................... 20
3.14   Certain Contracts.................................................... 21
3.15   Agreements with Regulatory Agencies.................................. 22
3.16   Interest Rate Risk Management Instruments............................ 22
3.17   Undisclosed Liabilities.............................................. 23
3.18   Insurance............................................................ 23


                                       i


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3.19   Environmental Liability.............................................. 23
3.20   State Takeover Laws; Norwest Rights Agreement........................ 24
3.21   Year 2000............................................................ 24
3.22   Reorganization; Pooling of Interests................................. 24

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF WELLS FARGO

4.1    Corporate Organization............................................... 25
4.2    Capitalization....................................................... 25
4.3    Authority; No Violation.............................................. 27
4.4    Consents and Approvals............................................... 28
4.5    Reports.............................................................. 28
4.6    Financial Statements................................................. 29
4.7    Broker's Fees........................................................ 30
4.8    Absence of Certain Changes or Events................................. 30
4.9    Legal Proceedings.................................................... 30
4.10   Taxes and Tax Returns................................................ 31
4.11   Employees............................................................ 32
4.12   SEC Reports.......................................................... 34
4.13   Compliance with Applicable Law....................................... 34
4.14   Certain Contracts.................................................... 35
4.15   Agreements with Regulatory Agencies.................................. 36
4.16   Interest Rate Risk Management Instruments............................ 36
4.17   Undisclosed Liabilities.............................................. 37
4.18   Insurance............................................................ 37
4.19   Environmental Liability.............................................. 37
4.20   State Takeover Laws.................................................. 37
4.21   Year 2000............................................................ 38
4.22   Reorganization; Pooling of Interests................................. 38

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1    Conduct of Businesses Prior to the Effective Time.................... 38
5.2    Forbearances......................................................... 38

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1    Regulatory Matters................................................... 42
6.2    Access to Information................................................ 44
6.3    Stockholders' Approvals.............................................. 45
6.4    Legal Conditions to Merger........................................... 45
6.5    Affiliates; Publication of Combined Financial Results................ 45
6.6    Stock Exchange Listing............................................... 46
6.7    Employee Benefit Plans............................................... 46


                                       ii


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6.8   Indemnification; Directors' and Officers' Insurance................... 47
6.9   Additional Agreements................................................. 48
6.10  Advice of Changes..................................................... 48
6.11  Dividends............................................................. 48

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

7.1   Conditions to Each Party's Obligation to Effect the Merger............ 48
7.2   Conditions to Obligations of Wells Fargo.............................. 50
7.3   Conditions to Obligations of Norwest.................................. 51

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

8.1   Termination........................................................... 51
8.2   Effect of Termination................................................. 52
8.3   Amendment............................................................. 53
8.4   Extension; Waiver..................................................... 53

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1   Closing............................................................... 53
9.2   Nonsurvival of Representations, Warranties and Agreements............. 54
9.3   Expenses.............................................................. 54
9.4   Notices............................................................... 54
9.5   Interpretation........................................................ 54
9.6   Counterparts.......................................................... 55
9.7   Entire Agreement...................................................... 55
9.8   Governing Law......................................................... 55
9.9   Publicity............................................................. 55
9.10  Assignment; Third Party Beneficiaries................................. 55



Exhibit A - Wells Fargo Option Agreement
Exhibit B - Norwest Option Agreement
Exhibit 6.5(a)(1) - Form of Affiliate Letter Addressed to Norwest
Exhibit 6.5(a)(2) - Form of Affiliate Letter Addressed to Wells Fargo

                             INDEX OF DEFINED TERMS



                                             Section                   Page No.
                                             -------                   --------

1995 ESOP Convertible Preferred............. 3.2(a)......................... 10
1996 ESOP Convertible Preferred............. 3.2(a)......................... 10
1997 ESOP Convertible Preferred............. 3.2(a)......................... 10
1998 ESOP Convertible Preferred ............ 3.2(a)......................... 10
Agreement .................................. Recitals.......................  1
BHC Act..................................... 3.1(a)......................... 10
CERCLA...................................... 3.19........................... 23
Certificate................................. 1.4(d).........................  3
Certificate of Merger....................... 1.2............................  2
Closing..................................... 9.1............................ 54
Closing Date................................ 9.1............................ 54
Code........................................ 1.6(b).........................  5
Confidentiality Agreement................... 6.2(b)......................... 44
Delaware Secretary.......................... 1.2............................  2
DGCL........................................ 1.1(a).........................  1
DPC Shares.................................. 1.4(a).........................  3
Effective Time.............................. 1.2............................  2
ERISA....................................... 3.11(a)........................ 18
ESOP Convertible Preferred.................. 3.2(a)......................... 10
Exchange Act................................ 3.6............................ 15
Exchange Agent.............................. 2.1............................  7
Exchange Fund............................... 2.1............................  7
Exchange Ratio.............................. 1.4(a).........................  3
Federal Reserve Board....................... 3.4............................ 13
GAAP........................................ 1.9............................  6
Governmental Entity......................... 3.4............................ 14
Indemnified Parties......................... 6.8(a)......................... 47
Injunction.................................. 7.1(e)......................... 49
IRS......................................... 3.10(a)........................ 17
Joint Proxy Statement....................... 3.4............................ 14
Liens....................................... 3.2(b)......................... 12
Material Adverse Effect..................... 3.1(a).........................  9
Merger...................................... Recitals.......................  1
Merger Consideration........................ 1.1(b).........................  2
New Benefit Plans........................... 6.7(a)......................... 46
Non-Subsidiary Affiliate.................... 3.2(b)......................... 12
Norwest..................................... Recitals.......................  1
Norwest 10-K................................ 3.6............................ 15
Norwest Benefit Plans....................... 3.11(a)........................ 18
Norwest Capital Stock....................... 3.2(a)......................... 11
Norwest Certificate......................... 1.7............................  5
Norwest Common Stock........................ 1.4(a).........................  3
Norwest Contract............................ 3.14(a)........................ 22
Norwest Convertible Debentures.............. 3.2(a)......................... 10
Norwest Convertible Preferred Stock......... 3.2(a)......................... 10
Norwest Disclosure Schedule................. 3..............................  9
Norwest DRIP................................ 3.2(a)......................... 11


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Norwest ERISA Affiliates.................... 3.11(a)........................ 18
Norwest New Preferred Stock................. 1.4(c).........................  3
Norwest Option Agreement.................... Recitals.......................  1
Norwest Preference Stock.................... 3.2(a)......................... 11
Norwest Preferred Stock..................... 3.2(a)......................... 10
Norwest Regulatory Agreement................ 3.15........................... 22
Norwest Reports............................. 3.12........................... 20
Norwest Rights.............................. 3.2(a)......................... 11
Norwest Rights Agreement.................... 1.4(a).........................  3
Norwest Series B Adjustable Preferred....... 1.4(b).........................  3
Norwest Series H Adjustable Preferred....... 1.4(c).........................  3
Norwest Stock Plans......................... 3.2(a)......................... 11
Norwest Stockholder Rights.................. 1.4(a).........................  3
Norwest Warrants............................ 3.2(a)......................... 11
NYSE........................................ 2.2(e).........................  8
OCC......................................... 3.5............................ 14
Option Agreements........................... Recitals.......................  1
Pending Norwest Acquisitions................ 3.2(a)......................... 11
Permitted Norwest Acquisitions.............. 5.2(b)(iii).................... 40
Permitted Wells Fargo Acquisitions.......... 5.2(b)(iii).................... 40
Regulatory Agencies......................... 3.5............................ 14
Requisite Regulatory Approvals.............. 7.1(c)......................... 49
S-4......................................... 3.4............................ 14
SBA......................................... 3.4............................ 14
SEC......................................... 3.4............................ 13
Securities Act.............................. 3.12........................... 20
SRO......................................... 3.4............................ 14
State Approvals............................. 3.4............................ 13
State Regulator............................. 3.5............................ 14
Subsidiary.................................. 3.1(a).........................  9
Surviving Corporation....................... Recitals.......................  1
Tax......................................... 3.10(b)........................ 18
Taxes....................................... 3.10(b)........................ 18
Trust Account Shares........................ 1.4(a).........................  2
Wells Fargo................................. Recitals.......................  1
Wells Fargo 10-K............................ 4.6............................ 29
Wells Fargo Benefit Plans................... 4.11(a)........................ 30
Wells Fargo Capital Stock................... 1.4(a).........................  2
Wells Fargo Certificate..................... 4.1............................ 25
Wells Fargo Common Stock.................... 1.4(a).........................  2
Wells Fargo Contract........................ 4.14(a)........................ 35
Wells Fargo Disclosure Schedule............. 4.............................. 25
Wells Fargo DRIP............................ 4.2(a)......................... 26
Wells Fargo ERISA Affiliate................. 4.11(a)........................ 31
Wells Fargo ESPP............................ 4.2(a)......................... 26
Wells Fargo Option Agreement................ Recitals.......................  1
Wells Fargo Preferred Stock................. 1.4(c).........................  3
Wells Fargo Regulatory Agreement............ 4.15........................... 36
Wells Fargo Reports......................... 4.12........................... 34
Wells Fargo Rights.......................... 4.2(a)......................... 26
Wells Fargo Series B Preferred.............. 1.4(b).........................  3
Wells Fargo Series H Preferred.............. 1.4(c).........................  3


                                      -2-

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Wells Fargo Stock Plans..................... 4.2(a)......................... 26
Year 2000 Issues............................ 3.21........................... 24
Year 2000 Deficiency Notification Letter.... 3.21........................... 24

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of June 7, 1998 (this "Agreement"), by and between WELLS FARGO & COMPANY, a Delaware corporation ("Wells Fargo"), and NORWEST CORPORATION, a Delaware corporation ("Norwest").

                              W I T N E S S E T H :

         WHEREAS, the Boards of Directors of Norwest and Wells Fargo have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which Wells Fargo will, subject to the terms and conditions set forth herein, merge with and into Norwest (the "Merger"), so that Norwest is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger; and

         WHEREAS, as a condition to, and immediately after, the execution of this Agreement, and as a condition to the execution of the Norwest Option Agreement, Wells Fargo and Norwest are entering into a Wells Fargo stock option agreement (the "Wells Fargo Option Agreement") in the form attached hereto as Exhibit A; and

         WHEREAS, as a condition to, and immediately after, the execution of this Agreement, and as a condition to the execution of the Wells Fargo Option Agreement, Wells Fargo and Norwest are entering into a Norwest stock option agreement (the "Norwest Option Agreement"; and together with the Wells Fargo Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit B; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. (a) Subject to the terms and conditions of this Agreement, in accordance with General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time,

Wells Fargo shall merge with and into Norwest. Norwest shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Wells Fargo shall terminate.

         (b) Norwest and Wells Fargo may at any time change the method of effecting the combination of Wells Fargo and Norwest (including without limitation the provisions of this Article I) if and to the extent they deem such change to be desirable, including without limitation to provide for a merger of either party with a wholly-owned subsidiary of the other; provided, however, that no such change shall (A) alter or change the amount of consideration to be provided to holders of Wells Fargo Capital Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment of stockholders as a result of receiving the Merger Consideration or (C) materially impede or delay consummation of the transactions contemplated by this Agreement.

         1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

         1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

         1.4 Conversion of Wells Fargo Common Stock; Wells Fargo Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Wells Fargo, Norwest or the holder of any of the following securities:

         (a) Subject to Section 2.2(e), each share of the common stock, par value $5.00 per share, of Wells Fargo (the "Wells Fargo Common Stock" and, together with the Wells Fargo Preferred Stock, the "Wells Fargo Capital Stock") issued and outstanding immediately prior to the Effective Time, except for shares of Wells Fargo Common Stock owned by Wells Fargo as treasury stock or owned, directly or indirectly, by Wells Fargo or Norwest or any of their respective wholly-owned subsidiaries (other than shares of Wells Fargo Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties (any such shares, whether held directly or indirectly by Wells Fargo or Norwest, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Wells Fargo Capital Stock held by

Wells Fargo or Norwest or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Wells Fargo Capital Stock, and shares of Norwest Common Stock which are similarly held, whether held directly or indirectly by Wells Fargo or Norwest or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be converted into the right to receive 10.0 shares (the "Exchange Ratio") of the common stock, par value $1-2/3 per share, of Norwest (together with the preferred share purchase rights (the "Norwest Stockholder Rights") issued to the holders thereof pursuant to that certain Rights Agreement, dated as of November 22, 1988 (as such may be amended, supplemented, restated or replaced from time to time), between Norwest and Citibank, N.A. (the "Norwest Rights Agreement"), the "Norwest Common Stock"), together with the same number of Norwest Stockholder Rights attached thereto.

         (b) Each share of Wells Fargo Adjustable Rate Cumulative Preferred Stock, Series B, without par value (the "Wells Fargo Series B Preferred"), issued and outstanding immediately prior to the Effective Time shall be converted, automatically and without the requirement of any exchange of any certificate representing such stock, into one share of adjustable-rate cumulative preferred stock of Norwest designated as the Adjustable Rate Cumulative Preferred Stock, Series B, of Norwest (the "Norwest Series B Adjustable Preferred"). The terms of the Norwest Series B Adjustable Preferred shall be substantially the same as the terms of the Wells Fargo Series B Preferred.

         (c) Each share of Wells Fargo 6.59% Adjustable Rate Noncumulative Preferred Stock, Series H, without par value (the "Wells Fargo Series H Preferred" and, together with the Wells Fargo Series B Preferred, the "Wells Fargo Preferred Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted, automatically and without the requirement of any exchange of any certificate representing such stock, into one share of 6.59% Adjustable-Rate Noncumulative Preferred Stock of Norwest, Series H (the "Norwest Series H Adjustable Preferred" and, together with the Norwest Series B Adjustable Preferred, the "Norwest New Preferred Stock"). The terms of the Norwest Series H Adjustable Preferred shall be substantially the same as the terms of the Wells Fargo Series H Preferred.

         (d) All of the shares of Wells Fargo Common Stock converted into the right to receive Norwest Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Certificate") previously representing any such shares of Wells Fargo Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Norwest Common Stock and (ii) cash in lieu of fractional shares into which the shares of Wells Fargo Common Stock represented by such Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e). Certificates previously representing shares of Wells Fargo Common Stock shall be exchanged for certificates representing whole shares of Norwest Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Norwest Common Stock or Wells Fargo Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

         (e) At the Effective Time, all shares of Wells Fargo Common Stock that are owned, directly or indirectly, by Wells Fargo or Norwest or any of their respective wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Norwest or other consideration shall be delivered in exchange therefor. All shares of Norwest Common Stock that are owned by Wells Fargo or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall as of the Effective Time become treasury stock of Norwest Common Stock.

         (f) All of the shares of Wells Fargo Preferred Stock converted into Norwest New Preferred Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Wells Fargo Preferred Stock shall as of the Effective Time be deemed to represent as of the Effective Time the number of shares of corresponding Norwest New Preferred Stock into which the shares of Wells Fargo Preferred Stock represented by such preferred stock certificate have been converted pursuant to this Section 1.4.

          1.5 Norwest Capital Stock. Except as otherwise provided in Section 1.4(e), at and after the Effective Time, each share of Norwest Capital Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of capital stock of the Surviving Corporation and shall not be affected by the Merger.

          1.6 Options. (a) At the Effective Time, each option granted by Wells Fargo to purchase shares of Wells Fargo Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Wells Fargo Common Stock and shall be converted automatically into an option to purchase shares of Norwest Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Wells Fargo Stock Plans and the agreements evidencing grants thereunder):

              (i) The number of shares of Norwest Common Stock to be subject to the new option shall be equal to the product of the number of shares of Wells Fargo Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Norwest Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

              (ii) The exercise price per share of Norwest Common Stock under the new option shall be equal to the exercise price per share of Wells Fargo Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

         (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Wells Fargo shall be deemed to be references to Norwest.

         1.7 Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Restated Certificate of Incorporation of Norwest, as amended (the "Norwest Certificate"), shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law, except that:

         (i) Article FIRST of the Norwest Certificate shall be amended to state in its entirety:

              FIRST: The name of this corporation is Wells Fargo & Company.

         (ii) The first sentence of Article FOURTH of the Norwest Certificate shall be amended to state in its entirety:

              FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Four Billion Twenty-Four Million (4,024,000,000), consisting of Twenty Million (20,000,000) shares of Preferred Stock without par value, Four Million (4,000,000)
         shares of Preference Stock without par value, and Four Billion (4,000,000,000) shares of Common Stock of the par value of $1-2/3 per share.

         (iii) The first sentence of Section 1 of Article FOURTH of the Norwest Certificate shall be amended to state in its entirety:

              1. The Preferred Stock may be issued at any time or from time to time in any amount, provided not more than 20,000,000 shares thereof shall be outstanding at any one time, as Preferred Stock of one or more series, as hereinafter provided.

         1.8 By-Laws. Subject to the terms and conditions of this Agreement, at the Effective Time, the By-Laws of Norwest shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law, except that the first sentence of Section 14 of the Norwest By-Laws shall be amended to read in its entirety as follows: "The property and business of the Corporation shall be managed by its Board of not less than ten or more than twenty-eight directors, with the number to be designated from time to time by resolution of the Board."

         1.9 Tax and Accounting Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger shall be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

         1.10 Management. At the Effective Time, Paul Hazen shall be Chairman of the Board of Directors of the Surviving Corporation and Richard M. Kovacevich shall be President and Chief Executive Officer of the Surviving Corporation.

         1.11 Board of Directors. From and after the Effective Time, until duly changed in compliance with applicable law and the Certificate of Incorporation and Bylaws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall consist of (i) Mr. Kovacevich, Mr. Hazen, Leslie S. Biller and Rodney L. Jacobs and (ii) the then-current members of the Norwest Board of Directors, other than Messrs. Kovacevich and Biller and (iii) a number of persons designated by Mr. Hazen and the Board of Directors of Wells Fargo equal to the number of directors contemplated by clause (ii) of this sentence.

         1.12 Headquarters of Surviving Corporation. From and after the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be that of the headquarters and principal executive offices of Wells Fargo as of the date of this Agreement.


                                   ARTICLE II

                               EXCHANGE OF SHARES

          2.1 Norwest to Make Shares Available. At or prior to the Effective Time, Norwest shall deposit, or shall cause to be deposited, with Norwest Bank Minnesota, N.A., or another bank or trust company reasonably acceptable to each of Wells Fargo and Norwest (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Norwest Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Norwest Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to
Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Wells Fargo Common Stock.

          2.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Norwest Common Stock and any cash in lieu of fractional shares into which the shares of Wells Fargo Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Norwest Common Stock to which such holder of Wells Fargo Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this
Article II, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

         (b) No dividends or other distributions declared with respect to Norwest Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Norwest Common Stock represented by such Certificate.

         (c) If any certificate representing shares of Norwest Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Norwest Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of Wells Fargo of the shares of Wells Fargo Capital Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Norwest Common Stock or Norwest New Preferred Stock as provided in this Article II.

         (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Norwest Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Norwest Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Norwest. In lieu of the issuance of any such fractional share, Norwest shall pay to each former stockholder of Wells Fargo who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of Norwest Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal for the five trading days immediately preceding the date of the

Effective Time by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Norwest Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

         (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Wells Fargo for 12 months after the Effective Time shall be paid to Norwest. Any former stockholders of Wells Fargo who have not theretofore complied with this Article II shall thereafter look only to Norwest for payment of the shares of Norwest Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Norwest Common Stock deliverable in respect of each share of Wells Fargo Common Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Wells Fargo, Norwest, the Exchange Agent or any other person shall be liable to any former holder of shares of Wells Fargo Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Norwest, the posting by such person of a bond in such amount as Norwest may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Norwest Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NORWEST

         Except as disclosed in the Norwest disclosure schedule delivered to Wells Fargo concurrently herewith (the "Norwest Disclosure Schedule") Norwest hereby represents and warrants to Wells Fargo as follows:

          3.1 Corporate Organization. (a) Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Norwest has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Norwest. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Wells Fargo, Norwest or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, operations, results of operations or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party, means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Norwest is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the Norwest Certificate and By-Laws of Norwest, as in effect as of the date of this Agreement, have previously been made available by Norwest to Wells Fargo.

         (b) Each Norwest Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Norwest and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

          3.2 Capitalization. (a) The authorized capital stock of Norwest consists of (i) 2,000,000,000 shares of Norwest Common Stock (each of which includes one Norwest Stockholder Right), of which, as of May 31, 1998, 759,498,405 shares were issued and outstanding and 11,614,744 shares were held in treasury, (ii) 5,000,000 shares of preferred stock, without par value (the "Norwest Preferred Stock"), of which, as of the date hereof, (A) 27,508 shares were issued and outstanding as 1998 ESOP Cumulative Convertible Preferred Stock, $1,000 stated value per share (the "1998 ESOP Convertible Preferred"); (B) 20,135 shares were issued and outstanding as 1997 ESOP Cumulative Convertible Preferred Stock, $1,000 stated value per share (the "1997 ESOP Convertible Preferred"); (C) 22,644 shares were issued and outstanding as 1996 ESOP Cumulative Convertible Preferred Stock, $1,000 stated value per share (the "1996 ESOP Convertible Preferred"); (D) 20,510 shares were issued and outstanding as 1995 ESOP Cumulative Convertible Preferred Stock, $1,000 stated value per share (the "1995 ESOP Convertible Preferred"); (E) 9,956 shares were issued and outstanding as ESOP Cumulative Convertible Preferred Stock, $1,000 stated value per share (the "ESOP Convertible Preferred" and, together with the 1998 ESOP Convertible Preferred, the 1997 ESOP Convertible Preferred, the 1996 ESOP Convertible Preferred and the 1995 ESOP Convertible Preferred, the "Norwest Convertible Preferred Stock"); (F) 980,000 shares (including 25,000 shares held by a Norwest Subsidiary) were issued and outstanding as Cumulative Tracking Preferred Stock, $200 stated value per share; and (F) no shares were issued or outstanding as Series A Junior Participating Preferred Stock or of any other series, and (iii) 4,000,000 shares of Norwest Preference Stock, without par value (the "Norwest Preference Stock"), of which no shares are issued or outstanding as of the date hereof. All of the issued and outstanding shares of Norwest Common Stock, Norwest Preferred Stock and Norwest Preference Stock (collectively, the "Norwest Capital Stock") have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) the Norwest Option Agreement, (ii) options and stock issued pursuant to employee and director stock plans of Norwest in effect as of the date hereof (the "Norwest Stock Plans"),
(iii) the Norwest Convertible Preferred Stock, (iv) the Norwest Rights Agreement, (v) the Norwest 6-3/4% Convertible Subordinated Debentures, due 2003 (the "Norwest Convertible Debentures"), (vi) warrants exercisable for shares of Norwest Common Stock held by Subsidiaries of Norwest as described in the Norwest 10-K (the "Norwest Warrants") and (vii) for certain acquisitions (the "Pending Norwest Acquisitions") pending as of the date hereof (a list of which has previously been made available to Wells Fargo) pursuant to which not more than 19,800,000 shares of Norwest Common Stock in the aggregate shall be issued or become issuable, Norwest does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Norwest Capital Stock or any other equity securities of Norwest or any securities representing the right to purchase or otherwise receive any shares of Norwest Capital Stock (collectively, including the items contemplated by clauses (i) through (v) of this sentence, the "Norwest Rights"). As of May 31, 1998, no shares of Norwest Capital Stock were reserved for issuance, except for 151,139,585 shares of Norwest Common Stock reserved for issuance upon exercise of the Norwest Option Agreement, 2,500,057 shares of Norwest Common Stock reserved for issuance in connection with the Norwest Direct Purchase Plan, including divident reinvestment (the "Norwest DRIP"), 131,949,375 shares of Norwest Common Stock reserved for issuance upon the exercise of stock options pursuant to the Norwest Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in the Norwest 10-K and 34,600 shares of Norwest Common Stock reserved for issuance in connection with the Norwest Convertible Debentures, 35,928,348 shares of Norwest Common Stock reserved for issuance in respect of the Norwest Warrants, 19,800,000 shares of Norwest Common Stock reserved in connection with the Pending Norwest Acquisitions and 1,125,000 shares of Series A Junior Participating Preferred Stock reserved for issuance in connection with the Norwest Rights Agreement. Since May 31, 1998, Norwest has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as permitted by Section 5.2(b) and pursuant to the Norwest Option Agreement. Norwest has previously provided Wells Fargo with a list of the option holders, the date of each option to purchase Norwest Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under an applicable Norwest Stock Plan. In no event will the aggregate number of shares of Norwest Common Stock outstanding at the Effective Time (including all shares of Norwest Common Stock subject to Norwest Rights other than the Norwest Option Agreement) exceed the number specified in Section 3.2(a) of the Norwest Disclosure Schedule.

         (b) Norwest owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Norwest Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. ss. 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Norwest Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 3.2(b) of the Norwest Disclosure Schedule sets forth a list of the material investments of Norwest in corporations, joint ventures, partnerships, limited liability companies and other entities other than its Subsidiaries (each a "Non-Subsidiary Affiliate").

          3.3 Authority; No Violation. (a) Norwest has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Norwest. The Board of Directors of Norwest has directed that this Agreement and the transactions contemplated hereby be submitted to Norwest's stockholders for adoption at a meeting of such stockholders and, except for (i) the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Norwest Common Stock, (ii) the filing by Norwest with the Delaware Secretary of certificate of designations with respect to the Norwest New Preferred Stock and
(iii) the amendment of the Norwest Certificate contemplated by Section 1.7 and the amendment of the Norwest By-laws contemplated by Section 1.8, no other corporate proceedings on the part of Norwest are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Norwest and (assuming due authorization, execution and delivery by Wells Fargo) constitutes a valid and binding obligation of Norwest, enforceable against Norwest in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

         (b) Neither the execution and delivery of this Agreement by Norwest nor the consummation by Norwest of the transactions contemplated hereby, nor compliance by Norwest with any of the terms or provisions hereof, will (i) violate any provision of the Norwest Certificate or By-Laws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Norwest, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Norwest, any of its Subsidiaries or Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest, any of its Subsidiaries or its Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Norwest.

          3.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and the Federal Reserve Act, as amended, and approval of such applications and notices, (ii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of Wells Fargo's and Norwest's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement"), and of the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus, (iv) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) any notices to or filings with the Small Business Administration ("SBA"), (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Norwest Capital Stock pursuant to this Agreement and (viii) the approval of this Agreement by the requisite vote of the stockholders of Wells Fargo and Norwest (including the approval of the amendment of the Norwest Certificate contemplated by Section 1.7), no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with
(A) the execution and delivery by Norwest of this Agreement and (B) the consummation by Norwest of the Merger and the other transactions contemplated hereby.

          3.5 Reports. Norwest and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the SEC and
(vi) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material

Adverse Effect on Norwest. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Norwest and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Norwest, investigation into the business or operations of Norwest or any of its Subsidiaries since January 1, 1996, except where such proceedings or investigation will not, either individually or in the aggregate, have a Material Adverse Effect on Norwest. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Norwest or any of its Subsidiaries which, in the reasonable judgment of Norwest, will, either individually or in the aggregate, have a Material Adverse Effect on Norwest.

         3.6 Financial Statements. Norwest has previously made available to Wells Fargo copies of (i) the consolidated balance sheets of Norwest and its Subsidiaries as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Norwest 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Norwest; and (ii) the consolidated balance sheets of Norwest and its Subsidiaries as of March 31, 1998 and the related consolidated statements of comprehensive income, changes in stockholders' equity and cash flows for the three months ended March 31, 1998, as reported in Norwest's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 filed with the SEC under the Exchange Act. The March 31, 1998 consolidated balance sheet of Norwest (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Norwest and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Norwest and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject to normal adjustments in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Norwest and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          3.7 Broker's Fees. Neither Norwest nor any Norwest Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

          3.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Norwest Reports filed prior to the date hereof, since December 31, 1997, no event or events have occurred that have had, either individually or in the aggregate, a Material Adverse Effect on Norwest.

         (b) Except as publicly disclosed in Norwest Reports filed prior to the date hereof, since December 31, 1997, Norwest and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

         (c) Since December 31, 1997, neither Norwest nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses, which in the aggregate exceed 5% of Norwest's 1997 salary and employee benefits expenses (other than customary year-end bonuses for fiscal 1997 and, if applicable, 1998) or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which will, either individually or in the aggregate, have a Material Adverse Effect on Norwest.

         3.9 Legal Proceedings. (a) Neither Norwest nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Norwest's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Norwest or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Norwest Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined, will, either individually or in the aggregate, have a Material Adverse Effect on Norwest.

         (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon Norwest, any of its Subsidiaries or the assets of Norwest or any of its Subsidiaries that has had, or will have, either individually or in the aggregate, a Material Adverse Effect on Norwest or the Surviving Corporation.

          3.10 Taxes and Tax Returns. (a) Each of Norwest and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not, either individually or in the aggregate, have a Material Adverse Effect on Norwest. The federal income tax returns of Norwest and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") for all years to and including 1990 and for 1992 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. To the best of Norwest's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Norwest or any of its Subsidiaries for which Norwest does not have adequate reserves. In addition, (A) proper and accurate amounts have been withheld by Norwest and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Norwest, (B) federal, state, and local returns which are accurate and complete in all material respects have been filed by Norwest and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Norwest, (C) the amounts shown on such federal, state or local returns to be due and payable have been paid in full or adequate provision therefor has been included by Norwest in its consolidated financial statements, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Norwest and (D) there are no Tax liens upon any property or assets of Norwest or its Subsidiaries except liens for current taxes not yet due or liens that will not, either individually or in the aggregate, have a Material Adverse Effect on Norwest. Neither Norwest nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Norwest or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or will have, either individually or in the aggregate, a Material Adverse Effect on Norwest. Except as set forth in the financial statements described in Section 3.6, neither Norwest nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which will have, either individually or in the aggregate, a Material Adverse Effect on Norwest.

         (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

         No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Norwest or any Subsidiary of Norwest under any contract, plan, program, arrangement or understanding will have, either individually or in the aggregate, a Material Adverse Effect on Norwest.

          3.11 Employees. (a) The Norwest Disclosure Schedule sets forth a true and complete list of each material employee or director benefit plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "Norwest Benefit Plans") by Norwest, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Norwest ERISA Affiliate"), all of which together with Norwest would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (b) Norwest has heretofore made available to Wells Fargo true and complete copies of each of the Norwest Benefit Plans and certain related documents, including, but not limited to,

(i) the actuarial report for such Norwest Benefit Plan (if applicable) for each of the last two years and (ii) the most recent determination letter from the IRS (if applicable) for such Norwest Benefit Plan.

         (c) (i) Each of the Norwest Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Norwest Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Norwest Benefit Plan, (iii) with respect to each Norwest Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Norwest Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Norwest Benefit Plan's actuary with respect to such Norwest Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Norwest Benefit Plan allocable to such accrued benefits, (iv) no Norwest Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Norwest or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Norwest or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Norwest, its Subsidiaries or any Norwest ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Norwest, its Subsidiaries or any Norwest ERISA Affiliate of incurring a material liability thereunder, (vi) no Norwest Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Norwest or its Subsidiaries as of the Effective Time with respect to each Norwest Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of Norwest, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which Norwest, its Subsidiaries or any Norwest Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to
Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Norwest there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Norwest Benefit Plans or any trusts related thereto that will have, either individually or in the aggregate, a Material Adverse Effect on Norwest.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result (either alone or upon the occurrence of any additional acts or events) in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Norwest or any of its affiliates from Norwest or any of its affiliates under any Norwest Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Norwest Benefit Plan or (iii) other than the Norwest Corporation Directors' Stock Deferral Plan and the Norwest Corporation Employees' Stock Deferral Plan, result in any acceleration of the time of payment or vesting of any such benefits which will, either individually or in the aggregate, have a Material Adverse Effect on Norwest.

         3.12 SEC Reports. Norwest has previously made available to Wells Fargo an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by Norwest with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Norwest Reports") and prior to the date hereof and (b) communication mailed by Norwest to its stockholders since January 1, 1996 and prior to the date hereof, and no such Norwest Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1996, as of their respective dates, all Norwest Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

          3.13 Compliance with Applicable Law. (a) Norwest and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Norwest or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on Norwest.

         (b) Except as will not have, either individually or in the aggregate, a Material Adverse Effect on Norwest, Norwest and each Norwest Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Norwest, any Norwest Subsidiary, or any director, officer or employee of Norwest or of any Norwest Subsidiary, has committed any breach of trust with respect to any such fiduciary account that will have a Material Adverse Effect on Norwest, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

         3.14 Certain Contracts. (a) Neither Norwest nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Wells Fargo, Norwest, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Norwest Reports, (iv) which materially restricts the conduct of any line of business by Norwest or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, other than (with respect to clauses (ii) and (vi) of this sentence) the Norwest Corporation Directors' Stock Deferral

Plan and the Norwest Corporation Employees' Stock Deferral Plan. Norwest has previously made available to Wells Fargo true and correct copies of all employment and deferred compensation agreements which are in writing and to which Norwest is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Norwest Disclosure Schedule, is referred to herein as a "Norwest Contract", and neither Norwest nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, will have a Material Adverse Effect on Norwest.

         (b) (i) Each Norwest Contract is valid and binding on Norwest or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Norwest and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Norwest Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on Norwest, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Norwest or any of its Subsidiaries under any such Norwest Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on Norwest.

          3.15 Agreements with Regulatory Agencies. Neither Norwest nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1996, a recipient of any supervisory letter from, or since January 1, 1996, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Norwest Disclosure Schedule, a "Norwest Regulatory Agreement"), nor has Norwest or any of its Subsidiaries been advised since January 1, 1996, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

          3.16 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Norwest or for the account of a customer of Norwest or one of its Subsidiaries, were entered into in the ordinary course of business and, to Norwest's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Norwest or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Norwest and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Norwest's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          3.17 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Norwest included in the Norwest March 31, 1998 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice, since March 31, 1998, neither Norwest nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have a Material Adverse Effect on Norwest.

          3.17 Insurance. Norwest and its Subsidiaries have in effect insurance coverage with reputable insurers or are self-insured, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to Norwest and its Subsidiaries.

          3.19 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on Norwest of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against Norwest, which liability or obligation will, either individually or in the aggregate, have a Material Adverse Effect on Norwest. To the knowledge of Norwest, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will, individually or in the aggregate, have a Material Adverse Effect on Norwest. Norwest is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on Norwest.

          3.20 State Takeover Laws; Norwest Rights Agreement. (a) The Board of Directors of Norwest has approved the transactions contemplated by this Agreement and the Option Agreements for purposes of Section 203(a)(1) of the DGCL such that the provisions of Section 203 of the DGCL will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

         (b) Norwest has taken all action, if any, necessary or appropriate so that the entering into of this Agreement and the Stock Option Agreements, and the consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any person to exercise any Norwest Stockholder Rights under the Norwest Rights Agreement or enable or require the Norwest Stockholder Rights to separate from the shares of Norwest Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Norwest Rights Plan) has occurred.

          3.21 Year 2000. None of Norwest or any of the Norwest Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998). Norwest has disclosed to Wells Fargo a complete and accurate copy of Norwest's plan, including an estimate of the anticipated associated costs, for addressing the issues ("Year 2000 Issues") set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect Norwest and its Subsidiaries. Between the date of this Agreement and the Effective Time, Norwest shall use commercially practicable efforts to implement such plan.

          3.22 Reorganization; Pooling of Interests. As of the date of this Agreement, Norwest has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF WELLS FARGO

         Except as disclosed in the Wells Fargo disclosure schedule delivered to Norwest concurrently herewith (the "Wells Fargo Disclosure Schedule") Wells Fargo hereby represents and warrants to Norwest as follows:

          4.1 Corporate Organization. (a) Wells Fargo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Wells Fargo has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Wells Fargo. Wells Fargo is duly registered as a bank holding company under the BHC Act. True and complete copies of the Restated Certificate of Incorporation (the "Wells Fargo Certificate") and By-Laws of Wells Fargo, as in effect as of the date of this Agreement, have previously been made available by Wells Fargo to Norwest.

         (b) Each Wells Fargo Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Wells Fargo, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

          4.2 Capitalization. (a) The authorized capital stock of Wells Fargo consists of 150,000,000 shares of Wells Fargo Common Stock, of which, as of May 31, 1998, 85,085,763 shares were issued and outstanding, and 25,000,000 shares of Wells Fargo Preferred Stock, no par value, of which (i) 1,500,000 shares were designated, issued and outstanding as Wells Fargo Series B Preferred and (ii) 4,000,000 shares were designated, issued and outstanding as Wells Fargo Series H Preferred. As of May 31, 1998, no shares of Wells Fargo Common Stock were held in Wells Fargo's treasury. As of the date hereof, no shares of Wells Fargo Common Stock or Wells Fargo Preferred Stock were reserved for issuance, except for (i) the shares of Wells Fargo Common Stock issuable pursuant to the Wells Fargo Option Agreement,

(ii) 5,975,188 shares reserved for issuance pursuant to the Wells Fargo Tax Advantage and Retirement Plan, the Wells Fargo Long-Term and Equity Incentive Plans and other employee and director stock plans of Wells Fargo in effect as of the date hereof (the "Wells Fargo Stock Plans"), (iii) 4,065,122 shares reserved for issuance pursuant to the Wells Fargo Dividend Reinvestment and Common Stock Purchase Plan (the "Wells Fargo DRIP") and (iv) 587,220 shares reserved for issuance pursuant to the Wells Fargo Employee Stock Purchase Plan (the "Wells Fargo ESPP"). All of the issued and outstanding shares of Wells Fargo Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for the Wells Fargo Option Agreement, the Wells Fargo Stock Plans and the Wells Fargo mandatory convertible debt (as described in the Wells Fargo 10-K), Wells Fargo does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Wells Fargo Capital Stock or any other equity securities of Wells Fargo or any securities representing the right to purchase or otherwise receive any shares of Wells Fargo Capital Stock (collectively, "Wells Fargo Rights"). Since May 31, 1997, Wells Fargo has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as permitted by
Section 5.2(b) and pursuant to (A) the exercise of employee stock options granted prior to such date, (B) the Wells Fargo DRIP and the Wells Fargo ESPP, and (C) pursuant to the Wells Fargo Option Agreement. Wells Fargo has previously provided Norwest with a list of the option holders, the date of each option to purchase Wells Fargo Common Stock granted, the number of shares subject to each such option, the expriation date of each such option and the price at which each such option may be exercised under an applicable Wells Fargo Stock Plan. In no event will the aggregate number of shares of Wells Fargo Common Stock outstanding at the Effective Time (including all shares of Wells Fargo Common Stock subject to then-outstanding Wells Fargo Rights other than the Wells Fargo Option Agreement) exceed the number specified in Section 4.2(a) of the Wells Fargo Disclosure Schedule.

         (b) Wells Fargo owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Wells Fargo Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. ss. 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Wells Fargo Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b) of the Wells Fargo Disclosure Schedule sets forth a list of the material investments of Wells Fargo in Non-Subisidiary Affiliates.

          4.3 Authority; No Violation. (a) Wells Fargo has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Wells Fargo. The Board of Directors of Wells Fargo has directed that this Agreement and the transactions contemplated hereby be submitted to Wells Fargo's stockholders for adoption at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Wells Fargo Common Stock, no other corporate proceedings on the part of Wells Fargo are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Wells Fargo and (assuming due authorization, execution and delivery by Norwest) constitutes a valid and binding obligation of Wells Fargo, enforceable against Wells Fargo in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

         (b) Neither the execution and delivery of this Agreement by Wells Fargo, nor the consummation by Wells Fargo of the transactions contemplated hereby, nor compliance by Wells Fargo with any of the terms or provisions hereof, will (i) violate any provision of the Wells Fargo Certificate or By-Laws, or (ii) assuming that the consents and approvals referred to in Section
4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Wells Fargo, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Wells Fargo, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Wells Fargo, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on Wells Fargo.

          4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the Federal Reserve Act, as amended, and approval of such applications and notices, (ii) the State Approvals, (iii) the filing with the SEC of the Joint Proxy Statement and the S-4, (iv) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) any notices to or filings with the SBA, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of these shares of Norwest Capital Stock pursuant to this Agreement and (viii) the approval of this Agreement by the requisite vote of the stockholders of Wells Fargo and Norwest, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Wells Fargo of this Agreement and (B) the consummation by Wells Fargo of the Merger and the other transactions contemplated hereby.

          4.5 Reports. Wells Fargo and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Wells Fargo. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of Wells Fargo and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Wells Fargo, investigation into the business or operations of Wells Fargo or any of its Subsidiaries since January 1, 1996, except where such proceedings or investigation will not have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Wells Fargo or any of its Subsidiaries which, in the reasonable judgment of Wells Fargo, will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

          4.6 Financial Statements. Wells Fargo has previously made available to Norwest copies (i) of the consolidated balance sheets of Wells Fargo and its Subsidiaries as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in Wells Fargo's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange Act (the "Wells Fargo 10-K"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Wells Fargo; and (ii) the consolidated balance sheets of Wells Fargo and its Subsidiaries as of March 31, 1998 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1998, as reported in Wells Fargo's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 filed with the SEC under the Exchange Act. The March 31, 1998 consolidated balance sheet of Wells Fargo (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Wells Fargo and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Wells Fargo and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject to normal year-end audit adjustments in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto. The books and records of Wells Fargo and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          4.7 Broker's Fees. Neither Wells Fargo nor any Wells Fargo Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

          4.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Wells Fargo Reports filed prior to the date hereof, since December 31, 1997, no event or events have occurred which has had, individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

         (b) Except as publicly disclosed in Wells Fargo Reports filed prior to the date hereof, since December 31, 1997, Wells Fargo and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

         (c) Since December 31, 1997, neither Wells Fargo nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses, which in the aggregate exceed 5% of Wells Fargo's 1997 salary and employee benefit expenses (other than customary year-end bonuses for fiscal 1997 and, if applicable, 1998) or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

          4.9 Legal Proceedings. (a) Neither Wells Fargo nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Wells Fargo's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Wells Fargo or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Wells Fargo Option Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined, will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

         (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon Wells Fargo, any of its Subsidiaries or the assets of Wells Fargo or any of its Subsidiaries that has had or will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo or the Surviving Corporation.

          4.10 Taxes and Tax Returns. (a) Each of Wells Fargo and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo. The federal income tax returns of Wells Fargo and its Subsidiaries have been examined by the IRS through 1993 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. To the best of Wells Fargo's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Wells Fargo or any of its Subsidiaries for which Wells Fargo does not have adequate reserves. In addition, (A) proper and accurate amounts have been withheld by Wells Fargo and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Wells Fargo, (B) federal, state and local returns which are accurate and complete in all material respects have been filed by Wells Fargo and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so will not, either individually or in the aggregate, have a Material Adverse Effect on Wells Fargo, (C) the amounts shown on such federal, state or local returns to be due and payable have been paid in full or adequate provision therefor has been included by Wells Fargo in its consolidated financial statements, except where failure to do so will not, individually or in the aggregate, have a Material Adverse Effect on Wells Fargo and (D) there are no Tax liens upon any property or assets of Wells Fargo or its Subsidiaries except liens for current taxes not yet due or liens that will not have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo. Neither Wells Fargo nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Wells Fargo or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case, which has had or will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo. Except as set forth in the financial statements described in Section 4.6, neither Wells Fargo nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

         (b) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Wells Fargo or any Subsidiary of Wells Fargo under any contract, plan, program, arrangement or understanding will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

          4.11 Employees. (a) The Wells Fargo Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "Wells Fargo Benefit Plans") by Wells Fargo, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Wells Fargo ERISA Affiliate"), all of which together with Wells Fargo would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

         (b) Wells Fargo has heretofore made available to Norwest true and complete copies of each of the Wells Fargo Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Wells Fargo Benefit Plan (if applicable) for each of the last two years, and
(ii) the most recent determination letter from the IRS (if applicable) for such Wells Fargo Benefit Plan.

         (c) (i) Each of the Wells Fargo Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Wells Fargo Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Wells Fargo Benefit Plan, (iii) with respect to each Wells Fargo Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Wells Fargo Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Wells Fargo Benefit Plan's actuary with respect to such Wells Fargo Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Wells Fargo Benefit Plan allocable to such accrued benefits, (iv) no Wells Fargo Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Wells Fargo or its Subsidiaries beyond their retirement or other termination of service, other than
(A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Wells Fargo or its Subsidiaries or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Wells Fargo, its Subsidiaries or any Wells Fargo ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Wells Fargo, its Subsidiaries or any Wells Fargo ERISA Affiliate of incurring a material liability thereunder, (vi) no Wells Fargo Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Wells Fargo or its Subsidiaries as of the Effective Time with respect to each Wells Fargo Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of Wells Fargo, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which Wells Fargo, its Subsidiaries or any Wells Fargo Benefit Plan will be subject to either a material civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Wells Fargo there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Wells Fargo Benefit Plans or any trusts related thereto which will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event)

(i) result (either alone or upon the occurrence of any additional acts or events) in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Wells Fargo or any of its affiliates from Wells Fargo or any of its affiliates under any Wells Fargo Benefit Plan or otherwise,
(ii) increase any benefits otherwise payable under any Wells Fargo Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits that will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

          4.12 SEC Reports. Wells Fargo has previously made available to Norwest an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by Wells Fargo with the SEC pursuant to the Securities Act or the Exchange Act (the "Wells Fargo Reports") and prior to the date hereof and (b) communication mailed by Wells Fargo to its stockholders since January 1, 1996 and prior to the date hereof, and no such Wells Fargo Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1996, as of their respective dates, all Wells Fargo Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

          4.13 Compliance with Applicable Law. (a) Wells Fargo and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Wells Fargo or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on Wells Fargo.

         (b) Except as will not have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo, Wells Fargo and each Wells Fargo Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of Wells Fargo, any Wells Fargo Subsidiary, or any director, officer or employee of Wells Fargo or of any Wells Fargo Subsidiary, has committed any breach of trust with respect to any such fiduciary account that will have a Material Adverse Effect on Wells Fargo, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

          4.14 Certain Contracts. (a) Neither Wells Fargo nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Wells Fargo, Norwest, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Wells Fargo Reports, (iv) which materially restricts the conduct of any line of business by Wells Fargo or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Wells Fargo has previously made available to Norwest true and correct copies of all employment and deferred compensation agreements which are in writing and to which Wells Fargo is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the Wells Fargo Disclosure Schedule, is referred to herein as a "Wells Fargo Contract", and neither Wells Fargo nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which will have, individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

         (b) (i) Each Wells Fargo Contract is valid and binding on Wells Fargo or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Wells Fargo and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Wells Fargo Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on Wells Fargo, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Wells Fargo or any of its Subsidiaries under any such Wells Fargo Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on Wells Fargo.

          4.15 Agreements with Regulatory Agencies. Neither Wells Fargo nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1996, a recipient of any supervisory letter from, or since January 1, 1996, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Wells Fargo Disclosure Schedule, a "Wells Fargo Regulatory Agreement"), nor has Wells Fargo or any of its Subsidiaries been advised since January 1, 1996, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

          4.16 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Wells Fargo or for the account of a customer of Wells Fargo or one of its Subsidiaries, were entered into in the ordinary course of business and, to Wells Fargo's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Wells Fargo or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Wells Fargo and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and to Wells Fargo's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          4.17 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Wells Fargo included in the Wells Fargo March 31, 1998 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice, since March 31, 1998, neither Wells Fargo nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have, a Material Adverse Effect on Wells Fargo.

          4.18 Insurance. Wells Fargo and its Subsidiaries have in effect insurance coverage with reputable insurers or are self-insured, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to Wells Fargo and its Subsidiaries.

          4.19 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on Wells Fargo of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against Wells Fargo, which liability or obligation will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo. To the knowledge of Wells Fargo, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo. Wells Fargo is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on Wells Fargo.

          4.20 State Takeover Laws. (a) The Board of Directors of Wells Fargo has approved the transactions contemplated by this

Agreement and the Option Agreements for purposes of Section 203(a)(1) of the DGCL such that the provisions of Section 203 of the DGCL will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

          4.21 Year 2000. None of Wells Fargo or any of the Wells Fargo Subsidiaries has received, or reasonably expects to receive, a Year 2000 Deficiency Notification Letter. Wells Fargo has disclosed to Norwest a complete and accurate copy of Wells Fargo's plan, including an estimate of the anticipated associated costs, for addressing Year 2000 Issues as such issues affect Wells Fargo and its Subsidiaries. Between the date of this Agreement and the Effective Time, Wells Fargo shall use commercially practicable efforts to implement such plan.

          4.22 Reorganization; Pooling of Interests. As of the date of this Agreement, Wells Fargo has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Norwest Disclosure Schedule and the Wells Fargo Disclosure Schedule) or the Option Agreements, each of Wells Fargo and Norwest shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of either Wells Fargo or Norwest to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements or to consummate the transactions contemplated hereby or thereby.

          5.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the Wells Fargo Disclosure Schedule or the Norwest Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, neither Wells Fargo nor Norwest shall, and neither Wells Fargo nor Norwest shall permit any of their respective Subsidiaries to, without the prior written consent of the other party to this Agreement:

              (a) other than in the ordinary course of business, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Norwest or any of its wholly-owned Subsidiaries to Norwest or any of its Subsidiaries, on the one hand, or of Wells Fargo or any of its Subsidiaries to Wells Fargo or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

              (b) (i) adjust, split, combine or reclassify any capital stock;

                 (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) in the case of Norwest, for regular quarterly cash dividends at a rate not in excess of $.19 per share of Norwest Common Stock and regular quarterly cash dividends on the Norwest Preferred Stock outstanding as of the date hereof at the rates required by the terms thereof, (B) in the case of Wells Fargo, for regular quarterly cash dividends on Wells Fargo Common Stock at a rate not in excess of $1.30 per share of Wells Fargo Common Stock and regular quarterly cash dividends on the Wells Fargo Preferred Stock outstanding as of the date hereof at the rates required by the terms thereof, and
                       (C) dividends paid by any of the Subsidiaries of each of Wells Fargo and Norwest to Wells Fargo or Norwest or any of their Subsidiaries, respectively, and dividends paid in the ordinary course of business consistent with past practice by any subsidiaries (whether or not wholly owned) of each of Wells Fargo and Norwest);

                (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, other than (A) pursuant to the Norwest Rights Agreement, (B) pursuant to the Norwest Stock Plans or the Wells Fargo Stock Plans, as the case may be, in the ordinary course of business, or (C) the conversion of employee or director stock options pursuant to the consummation of the Pending Norwest Acquisitions, the Permitted Norwest Acquisitions or the Permitted Wells Fargo Acquisitions; or

                 (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options, convertible preferred stock, convertible debt or warrants outstanding as of the date hereof or issued in compliance with Section 5.2(b)(iii), (B) the Option Agreements, (C) the Norwest Rights Agreement, or any renewal or replacement thereof, (D) in the ordinary course of business and consistent with past practice in connection with the Norwest DRIP, the Norwest Stock Plans, the Wells Fargo DRIP and the Wells Fargo ESPP, (E) in connection with the Pending Norwest Acquisitions in an amount not to exceed 19,800,000 shares of Norwest Common Stock in the aggregate and in connection with acquisitions by Norwest initiated after the date hereof, provided that the shares of Norwest Common Stock that are issued or become issuable in connection therewith shall not exceed 40,000,000 in the aggregate (the "Permitted Norwest Acquisitions") and (F) in connection with acquisitions by Wells Fargo initiated after the date hereof, provided that the shares of Wells Fargo Common Stock that are issued or become issuable in connection therewith shall not exceed 4,000,000 in the aggregate and that such acquisitions shall not, either individually or in the aggregate, have a Material Adverse Effect on Wells Fargo (the "Permitted Wells Fargo Acquisitions");

              (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

              (d) except for transactions in the ordinary course of business or pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

              (e) except for transactions in the ordinary course of business, terminate, or waive any material provision of, any Norwest Contract or Wells Fargo Contract, as the case may be, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

              (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business, or accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

              (g) solicit or encourage from any third party or enter into any negotiations, discussions or agreement in respect of, or authorize any individual, corporation or other entity to solicit or encourage from any third party or enter into any negotiations, discussions or agreement in respect of, or provide or cause to be provided any confidential information in connection with, any inquiries or proposals relating to the disposition of all or substantially all of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity, other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

              (h) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business;

              (i) knowingly take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Wells Fargo or Norwest to exercise its rights under the Norwest Option Agreement or the Wells Fargo Option Agreement, as the case may be;

              (j) amend its certificate of incorporation or its bylaws;

              (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

              (l) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in
         Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

              (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

              (n) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          6.1 Regulatory Matters. (a) Wells Fargo and Norwest shall promptly prepare and file with the SEC the Joint Proxy Statement and Norwest shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Wells Fargo and Norwest shall use their reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Wells Fargo and Norwest shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Norwest shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Wells Fargo shall furnish all information concerning Wells Fargo and the holders of Wells Fargo Capital Stock as may be reasonably requested in connection with any such action.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger) and the Option Agreements, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Wells Fargo and Norwest shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Norwest or Wells Fargo, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Option Agreements and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) Wells Fargo and Norwest shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Wells Fargo, Norwest or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

         (d) Wells Fargo and Norwest shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Option Agreements that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

          6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Wells Fargo and Norwest, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Wells Fargo and Norwest shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which Wells Fargo or Norwest, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Wells Fargo nor Norwest nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Wells Fargo's or Norwest's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) Each of Wells Fargo and Norwest shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated June 1, 1998, between Wells Fargo and Norwest (the "Confidentiality Agreement").

         (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

          6.3 Stockholders' Approvals. Each of Wells Fargo and Norwest shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of Norwest and Wells Fargo shall use its reasonable best efforts to obtain from the stockholders of Norwest and Wells Fargo, as the case may be, the vote in favor of the adoption of this Agreement required by the DGCL and, as applicable, the rules of the NYSE, to consummate the transactions contemplated hereby.

          6.4 Legal Conditions to Merger. Each of Wells Fargo and Norwest shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Norwest or Wells Fargo or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

          6.5 Affiliates; Publication of Combined Financial Results. (a) Each of Wells Fargo and Norwest shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meetings called by Wells Fargo and Norwest to approve this Agreement, a written agreement, in the form of Exhibit 5.5(a)(1) or (2), as applicable, hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Wells Fargo Capital Stock, or Norwest Capital Stock held by such "affiliate" and, in the case of the "affiliates" of Wells Fargo, the shares of Norwest Capital Stock to be received by such "affiliate" in the Merger.

         (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

          6.6 Stock Exchange Listing. Norwest shall cause the shares of Norwest Common Stock and the Norwest Series B Adjustable Preferred to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

          6.7 Employee Benefit Plans. (a) From and after the Effective Time, unless otherwise mutually determined, the Norwest Benefit Plans and Wells Fargo Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Norwest or Wells Fargo (or their Subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, Norwest and Wells Fargo shall cooperate in reviewing, evaluating and analyzing the Wells Fargo Benefit Plans and Norwest Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby.

         (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Wells Fargo Benefit Plans or the Norwest Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Wells Fargo Disclosure Schedule and the Norwest Disclosure Schedule.

         (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Wells Fargo Benefit Plans, Norwest Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

         (d) It is the intention of Norwest and Wells Fargo, during the period shortly following the execution of the Merger Agreement, to coordinate efforts towards establishing a retention and severance program, consistent with the strategy for the Merger, in an effort to retain and provide incentives to key personnel for the benefit of the Surviving Corporation in a manner that provides for equitable treatment of similarly situated employees of Norwest and Wells Fargo.

          6.8 Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Wells Fargo or any of its Subsidiaries, including any entity specified in the Wells Fargo Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Wells Fargo or any of its Subsidiaries or any entity specified in the Wells Fargo Disclosure Schedule or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Norwest shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

         (b) Norwest shall use its reasonable best efforts to cause the individuals serving as officers and directors of Wells Fargo, its Subsidiaries or any entity specified in the Wells Fargo Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by Wells Fargo (provided that Norwest may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.

         (c) In the event Norwest or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Norwest assume the obligations set forth in this Section 6.8.

         (d) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Norwest, on the one hand, and a Subsidiary of Wells Fargo, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Norwest.

          6.10 Advice of Changes. Wells Fargo and Norwest shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

          6.11 Dividends. After the date of this Agreement, each of Wells Fargo and Norwest shall coordinate with the other the declaration of any dividends in respect of Wells Fargo Common Stock and Norwest Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Wells Fargo Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Wells Fargo Common Stock and any shares of Norwest Common Stock any such holder receives in exchange therefor in the Merger.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

          7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement (including the amendment of the Norwest Certificate contemplated by Section 1.7) shall have been adopted by the respective requisite affirmative votes of the holders of Norwest Common Stock and Wells Fargo Common Stock entitled to vote thereon.

                  (b) NYSE Listing. The shares of Norwest Common Stock and Norwest Series B Adjustable Preferred which shall be issued to the stockholders of Wells Fargo upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

                  (f) Federal Tax Opinion. The parties hereto shall have received the opinions of Wachtell, Lipton, Rosen & Katz, and Sullivan & Cromwell, in form and substance reasonably satisfactory to Wells Fargo and Norwest, as the case may be, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in each such opinion which are consistent with the state of facts existing at the Effective Time:

                           (i) The Merger will constitute a reorganization under
                  Section 368(a) of the Code and Wells Fargo and Norwest will each be a party to the reorganization;

                           (ii) No gain or loss will be recognized by Wells
                  Fargo or Norwest as a result of the Merger; and

                           (iii) No gain or loss will be recognized by
                  stockholders of Wells Fargo who exchange their Wells Fargo Common Stock solely for Norwest Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Norwest Common Stock).

                  In rendering such opinions, counsel may require and rely upon representations contained in certificates of officers of Wells Fargo, Norwest and others.

                  (g) Pooling of Interests. Wells Fargo and Norwest shall each have received a letter from their respective independent accountants addressed to Norwest or Wells Fargo, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

          7.2 Conditions to Obligations of Wells Fargo. The obligation of Wells Fargo to effect the Merger is also subject to the satisfaction, or waiver by Wells Fargo, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Norwest set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties (other than the representation set forth in the last sentence of Section 3.2(a)) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, will have a Material Adverse Effect on Norwest or the Surviving Corporation. Wells Fargo shall have received a certificate signed on behalf of Norwest by the Chief Executive Officer and the Chief Financial Officer of Norwest to the foregoing effect.

                  (b) Performance of Obligations of Norwest. Norwest shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Wells Fargo shall have received a certificate signed on behalf of Norwest by the Chief Executive Officer and the Chief Financial Officer of Norwest to such effect.

          7.3 Conditions to Obligations of Norwest. The obligation of Norwest to effect the Merger is also subject to the satisfaction or waiver by Norwest at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Wells Fargo set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this paragraph, such representations and warranties (other than the representation set forth in the last sentence of Section 4.2(a)) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, will have a Material Adverse Effect on Wells Fargo. Norwest shall have received a certificate signed on behalf of Wells Fargo by the Chief Executive Officer and the Chief Financial Officer of Wells Fargo to the foregoing effect.

                  (b) Performance of Obligations of Wells Fargo. Wells Fargo shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Norwest shall have received a certificate signed on behalf of Wells Fargo by the Chief Executive Officer and the Chief Financial Officer of Wells Fargo to such effect.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

          8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Wells Fargo or Norwest:

                  (a) by mutual consent of Wells Fargo and Norwest in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either the Board of Directors of Wells Fargo or the Board of Directors of Norwest if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (c) by either the Board of Directors of Wells Fargo or the Board of Directors of Norwest if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

                  (d) by either the Board of Directors of Wells Fargo or the Board of Directors of Norwest (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Norwest, in the case of a termination by Wells Fargo, or Wells Fargo, in the case of a termination by Norwest, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date.

          8.2 Effect of Termination. In the event of termination of this Agreement by either Wells Fargo or Norwest as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Wells Fargo, Norwest, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Wells Fargo nor Norwest shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

          8.3 Amendment. Subject to compliance with applicable law and Section 1.1(b), this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of Wells Fargo and Norwest; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Wells Fargo or Norwest, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Wells Fargo Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Wells Fargo or Norwest, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Wells Fargo Common Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

          9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall terminate in accordance with terms) shall survive the Effective Time, except for Section 6.8 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

          9.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Wells Fargo and Norwest.

          9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Wells Fargo, to:

                           Wells Fargo & Company
                           420 Montgomery Street
                           San Francisco, California  94163
                           Attention:  Guy Rounsaville, Jr.
                                       General Counsel
                           Telecopier: (415) 975-7151

         and

                  (b)      if to Norwest, to:

                           Norwest Corporation
                           Sixth and Marquette
                           Minneapolis, Minnesota  55479-1026
                           Attention:  Stanley S. Stroup
                                       General Counsel
                           Telecopier: (612) 667-4399

          9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

          9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

          9.9 Publicity. Except as otherwise required by applicable law or the rules of the NYSE, neither Wells Fargo nor Norwest shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of Norwest, in the case of a proposed announcement or statement by Wells Fargo, or Wells Fargo, in the case of a proposed announcement or statement by Norwest, which consent shall not be unreasonably withheld.

          9.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, Wells Fargo and Norwest have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                         NORWEST CORPORATION


                                         By: /s/Richard M. Kovacevich
                                             ----------------------------------
                                             Richard M. Kovacevich
                                             Chairman and Chief Executive
                                              Officer


                                         WELLS FARGO & COMPANY


                                         By: /s/ Paul Hazen
                                             ----------------------------------
                                             Paul Hazen
                                             Chairman and Chief Executive
                                              Officer


                         [Agreement and Plan of Merger]